Exhibit 99.1  Press Release dated January 20, 2015

Citizens First Corporation Announces Fourth Quarter and Year End 2014 Results

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, January 20, 2015 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the quarter ending December 31, 2014, which include the following:

•
For the quarter ended December 31, 2014, the Company reported net income of $887,000, or $0.35 per diluted common share.  This represents a decrease of $43,000, or $0.03 per diluted common share from the linked quarter ended September 30, 2014 and an increase of $185,000, or $0.10 per diluted common share, from the quarter ended December 31, 2013.

•
For the year ended December 31, 2014, net income totaled $3.24 million, or $1.29 per diluted common share.  This represents an increase of $1.4 million, or $0.77 per diluted common share, from the net income of $1.84 million, or $0.52 per diluted common share, in the previous year.  “Loan growth and significantly lower credit costs combined to make 2014 a record year for our company,” said Todd Kanipe, President & CEO of Citizens First.  “Generating quality loan growth in our core markets and controlling operating expenses will continue as the top priorities for 2015.”

•
Non-performing assets totaled $1.4 million, or 0.33% of total assets, at December 31, 2014 compared to $2.0 million, or 0.49% of total assets at December 31, 2013, a decrease of $648,000.  Non-performing assets reached their lowest level since the second quarter of 2007.  Due to continuing improvement in non-performing assets, net charge-offs in 2014 were $43,000, their lowest level since 2005.

•
The Company’s net interest margin was 3.94% for the quarter ended December 31, 2014 compared to 3.91% for the linked quarter ended September 30, 2014, an increase of 3 basis points.  The Company’s net interest margin increased from the linked quarter due to a reduction in the cost of funds.  Net interest margin for the year was 3.85% compared to 3.91% in the previous year, a decrease of 6 basis points primarily due to a decrease in loan yields.

Fourth Quarter 2014 Compared to Third Quarter 2014

•	Net interest income increased $41,000, or 1.1%, as the cost of funds decreased due to lower borrowed funds cost. Net interest income has improved each quarter during 2014.

•
Non-interest income decreased $27,000, or 3.5%, primarily due to a decrease in other service charges and fees of $60,000 and lower gain on the sale of mortgage loans of $37,000, offset by an increase in security gains of $21,000 and service charges on deposit accounts of $39,000.

•	Non-interest expense increased $81,000, or 2.6%, compared to the previous quarter, primarily due to an increase in personnel expense.

Fourth Quarter 2014 Compared to Fourth Quarter 2013

•	Net interest income decreased $9,000, or 0.2%, as the yield on loans decreased from the prior year.

•	Non-interest income increased $26,000, or 3.7%, primarily due to an increase in service charges on deposit accounts.

•	Non-interest expense increased $161,000, or 5.3%, due to an increase in personnel expenses.

Balance Sheet at December 31, 2014

•
Total assets increased $2.6 million, or 0.6%, from December 31, 2013 to December 31, 2014 due to a growth in loans which was offset primarily by a reduction in federal funds sold.  Average assets year-to-date increased 0.1%, or $574,000, from 2013.  Average interest earning assets year-to-date increased 0.4%, or $1.6 million, from 2013.

•	Loans outstanding increased $23.4 million, or 7.9%, from December 31, 2013 to December 31, 2014, while average loans year-to-date increased $3.3 million, or 1.1%.

•
The allowance for loan losses at December 31, 2014 was $4.9 million, or 1.53% of total loans, compared to $4.7 million, or 1.58% of total loans as of December 31, 2013.  The allowance decreased as a percentage of total loans due to an increase in outstanding loans for the year as well as the improvement in non-performing loans.

•	Deposits decreased $1.2 million, or 0.3%, from December 31, 2013 to December 31, 2014. Average deposits year-to-date increased $3.0 million, or 0.9%, compared to 2013.

•
Stockholders’ equity increased $101,000, or 0.3%, from December 31, 2013 to December 31, 2014.  During the first quarter of 2014, the Company paid $3.3 million to repurchase the remaining 93 shares of the Series A preferred stock that the Company had issued to the Treasury in 2008 under the TARP Capital Purchase Program.

•
The tangible equity ratio improved slightly to 8.33% as of December 31, 2014 compared to 8.28% at December 31, 2013 due to the repurchase of the Company’s Series A preferred stock noted above.  The tangible book value per common share improved from $11.51 at December 31, 2013, to $13.39 at December 31, 2014.  The Company and Citizens First Bank are categorized as “well capitalized” under regulatory guidelines.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, and the retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios
Consolidated Statement of Income:
	Three Months Ended
	Dec 31	Sept 30	June 30	March 31	Dec 31
	2014	2014	2014	2014	2013
Interest income	$4,370	$4,354	$4,230	$4,181	$4,411
Interest expense	650	675	701	683	682
Net interest income	3,720	3,679	3,529	3,498	3,729

Provision for loan losses	-	-	150	125	450

Non-interest income:
Service charges on deposits	339	300	296	261	319
Other service charges and fees	138	198	141	153	133
Gain on sale of mortgage loans	39	76	51	24	36
Non-deposit brokerage fees	90	67	75	69	72
Lease income	63	76	74	75	75
BOLI income	47	47	47	47	49
Securities gains	21	-	74	-	27
Total	737	764	758	629	711

Non-interest expenses:
Personnel expense	1,606	1,519	1,486	1,527	1,419
Net occupancy expense	483	501	479	482	485
Advertising and public relations	73	74	93	83	65
Professional fees	142	137	149	153	141
Data processing services	242	250	248	233	266
Franchise shares and deposit tax	157	146	145	146	145
FDIC insurance	63	73	74	77	119
Core deposit intangible amortization	82	82	82	84	79
Postage and office supplies	43	54	59	51	38
Other real estate owned expenses	25	10	47	10	46
Other	306	295	271	216	258
Total	3,222	3,141	3,133	3,062	3,061

Income before income taxes	1,235	1,302	1,004	940	929
Provision for income taxes	348	372	271	249	227
Net income	887	930	733	691	702

Dividends and accretion on preferred stock	131	131	127	132	184
Net income available for common shareholders	$756	$799	$606	$559	$518
Basic earnings per common share	$0.38	$0.41	$0.31	$0.28	$0.26
Diluted earnings per common share	$0.35	$0.38	$0.29	$0.27	$0.25

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:
Three Months Ended

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Average assets	$414,852	$412,761	$419,630	$414,089	$408,792
Average earning assets	384,050	381,471	387,457	381,485	375,658
Average loans	313,888	308,087	303,489	303,438	298,833
Average interest-bearing deposits	298,101	301,378	309,820	305,239	298,646
Average deposits	341,128	343,287	350,943	346,089	340,938
Average equity	38,249	37,328	36,501	36,213	38,469
Average common equity	30,590	29,669	28,842	28,046	27,548

Return on average assets	0.85%	0.89%	0.70%	0.68%	0.68%
Return on average equity	9.20%	9.88%	8.05%	7.74%	7.24%

Efficiency ratio	71.19%	69.41%	72.88%	72.73%	68.07%
Non-interest income to average assets	0.70%	0.73%	0.72%	0.62%	0.69%
Non-interest expenses to average assets	3.08%	3.02%	2.99%	3.00%	2.97%
Net overhead to average assets	2.36%	2.28%	2.27%	2.38%	2.28%
Yield on loans	5.06%	5.16%	5.13%	5.14%	5.42%
Yield on investment securities (TE)	2.75%	2.80%	2.94%	3.02%	2.97%
Yield on average earning assets (TE)	4.61%	4.61%	4.47%	4.53%	4.75%
Cost of average interest bearing liabilities	0.78%	0.81%	0.83%	0.83%	0.83%
Net interest margin (TE)	3.94%	3.91%	3.74%	3.81%	4.03%
Number of FTE employees	97	98	99	98	100

Asset Quality Indicators:
Non-performing loans to total loans	0.37%	0.50%	0.60%	0.65%	0.40%
Non-performing assets to total assets	0.33%	0.52%	0.60%	0.62%	0.49%
Allowance for loan losses to total loans	1.53%	1.58%	1.59%	1.60%	1.58%
YTD net charge-offs (recoveries) to average loans, annualized	0.01%	0.01%	(0.03)%	(0.06)%	1.22%
YTD net charge-offs (recoveries)	43	25	(25)	(49)	3,718

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	Twelve Months Ended

	December 31	December 31
	2014	2013
Interest income	$17,135	$17,545
Interest expense	2,709	2,961
Net interest income	14,426	14,584

Provision for loan losses	275	2,650

Non-interest income:
Service charges on deposits	1,196	1,272
Other service charges and fees	630	585
Gain on sale of mortgage loans	190	277
Non-deposit brokerage fees	301	306
Lease income	288	298
BOLI income	188	219
Securities gains	95	64
Total	2,888	3,021

Non-interest expenses:
Personnel expense	6,138	5,659
Occupancy expense	1,945	1,910
Advertising and public relations	323	323
Professional fees	581	680
Data processing services	973	1,083
Franchise shares and deposit tax	594	573
FDIC insurance	287	380
Core deposit intangible amortization	330	332
Postage and office supplies	207	151
Other real estate owned expenses	92	84
Other	1,088	1,426
Total	12,558	12,601

Income before income taxes	4,481	2,354
Provision for income taxes	1,240	516
Net income	3,241	1,838

Dividends and accretion on preferred stock	521	755
Net income available for common shareholders	$2,720	$1,083
Basic earnings per common share	$1.38	$0.55
Diluted earnings per common share	$1.29	$0.52

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

	Twelve Months Ended

	December 31	December 31
	2014	2013

Average assets	$415,327	$414,753
Average earning assets	383,617	381,992
Average loans	307,256	303,977
Average interest-bearing deposits	303,609	300,135
Average deposits	345,342	342,294
Average equity	37,079	38,724
Average common equity	29,295	27,426

Return on average assets	0.78%	0.44%
Return on average equity	8.74%	4.75%

Efficiency ratio	71.51%	70.48%
Non-interest income to average assets	0.70%	0.73%
Non-interest expenses to average assets	3.02%	3.04%
Net overhead to average assets	2.33%	2.31%
Yield on loans	5.12%	5.36%
Yield on investment securities (TE)	2.87%	2.90%
Yield on average earning assets (TE)	4.56%	4.68%
Cost of average interest bearing liabilities	0.81%	0.89%
Net interest margin (TE)	3.85%	3.91%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	December 31,	December 31,	December 31,
	2014	2013	2012
Cash and due from financial institutions	$ 7,962	$ 8,572	$9,549
Federal funds sold	3,360	28,490	25,250
Available for sale securities	58,986	51,633	46,639
Loans held for sale	-	-	61
Loans	318,477	295,068	298,754
Allowance for loan losses	(4,885)	(4,653)	(5,721)
Premises and equipment, net	10,758	11,054	11,568
Bank owned life insurance (BOLI)	7,993	7,806	7,587
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,527	1,554	1,660
Deferred income taxes	1,479	2,279	2,180
Intangible assets	4,433	4,762	5,094
Other real estate owned	198	833	191
Other assets	501	752	1,719
Total Assets	$412,814	$410,175	$406,556

Deposits:
Noninterest bearing	$ 41,975	$ 39,967	$ 41,725
Savings, NOW and money market	148,935	143,602	111,194
Time	150,874	159,382	178,814
Total deposits	$341,784	$342,951	$331,733
FHLB advances and other borrowings	25,500	22,000	26,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	231	243	238
Other liabilities	1,851	1,634	2,019
Total Liabilities	374,366	371,828	364,990
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	-	3,266	6,519
Common stock	27,072	27,072	27,072
Retained earnings (deficit)	3,373	653	(430)
Accumulated other comprehensive income (loss)	344	(303)	746
Total Stockholders’ Equity	38,448	38,347	41,566
Total Liabilities and Stockholders’ Equity	$412,814	$410,175	$406,556

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	December 31, 2014	December 31, 2013	December 31, 2012
Capital Ratios:
Tier 1 leverage	9.42%	9.57%	10.20%
Tier 1 risk-based capital	11.49%	12.56%	13.16%
Total risk based capital	12.74%	13.81%	14.41%
Tangible equity ratio (1)	8.33%	8.28%	9.08%
Tangible common equity ratio (1)	6.45%	5.59%	5.55%
Book value per common share	$15.64	$13.93	$13.91
Tangible book value per common share (1)	$13.39	$11.51	$11.32
End of period common share closing price	$11.90	$9.86	$8.78
_____________
(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	December 31, 2014	December 31, 2013	December 31, 2012

Total shareholders’ equity (a)	$38,448	$38,348	$41,566
Less:
Preferred stock	(7,659)	(10,925)	(14,178)
Common equity (b)	30,789	27,423	27,388
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(336)	(665)	(997)
Tangible common equity (c)	26,356	22,661	22,294
Add:
Preferred stock	7,659	10,925	14,178
Tangible equity (d)	$34,015	$33,586	$36,472

Total assets (e)	$412,814	$410,175	$406,556
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(336)	(665)	(997)
Tangible assets (f)	$408,381	$405,413	$401,462
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$15.64	$13.93	$13.91
Tangible book value per common share (c/g)	$13.39	$11.51	$11.32

Total shareholders’ equity to total assets ratio (a/e)	9.31%	9.35%	10.22%
Tangible equity ratio (d/f)	8.33%	8.28%	9.08%
Tangible common equity ratio (c/f)	6.45%	5.59%	5.55%